UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2013

HOLOGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2013, Hologic, Inc. (the “Company”) entered into a Nomination and Standstill Agreement (the “Agreement”) with Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Partners LP, Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings LP, Icahn Enterprises G.P. Inc., Beckton Corp., High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Carl C. Icahn, Jonathan Christodoro and Samuel Merksamer (collectively, the “Icahn Group”), pursuant to which the Icahn Group agreed to certain standstill provisions and the Company agreed to appoint and nominate two persons designated by the Icahn Group (the “Icahn Designees”) to the Company’s Board of Directors (the “Board”). The following is a summary of the terms of the Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Under the terms of the Agreement, the Icahn Group has agreed not to solicit proxies regarding any matter to come before the Company’s 2014 annual meeting of stockholders (the “2014 Annual Meeting”), including for the election of directors. Among other standstill provisions, the Icahn Group has also agreed that, subject to certain exceptions, during the Standstill Period the Icahn Group will not acquire beneficial ownership of additional shares of the Company’s voting stock. The Agreement generally defines the “Standstill Period” as the period beginning December 8, 2013 and ending on the later of the completion of the 2014 Annual Meeting and the date on which there is no Icahn Designee on the Board.

Pursuant to the terms of the Agreement, on December 8, 2013, the Company increased the size of its Board from nine to eleven members and appointed Jonathan Christodoro and Samuel Merksamer to the Board as the Icahn Designees. The Icahn Designees were also appointed to the Corporate Development Committee of the Board. In addition, the Company has agreed to include the Icahn Designees in its slate of nominees for election to the Board at the 2014 Annual Meeting and use its reasonable best efforts to cause their election, including recommending that the Company’s stockholders vote in favor of the Icahn Designees.

In conjunction with the Agreement, the Company and the Icahn Group have also entered into a Confidentiality Agreement, a copy of which is attached as Exhibit 99.2 and is incorporated herein by reference.

The Icahn Designees will receive the same compensation and indemnification as the Company’s other non-employee directors as described in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on January 16, 2013, and Annual Report on Form 10-K, filed with the Securities and Exchange Commission on November 26, 2013.

There are no transactions between Mr. Christodoro and the Company or Mr. Merksamer and the Company that would be reportable under Item 404(a) of Regulation S-K.

A copy of the joint press release issued by the Company and the Icahn Group regarding these events is attached hereto as Exhibit 99.3.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Nomination and Standstill Agreement, dated December 8, 2013, by and between Hologic, Inc., Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Partners LP, Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings LP, Icahn Enterprises G.P. Inc., Beckton Corp., High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Carl C. Icahn, Jonathan Christodoro and Samuel Merksamer.

99.2	Confidentiality Agreement, dated December 8, 2013, by and between Hologic, Inc., Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Partners LP, Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings LP, Icahn Enterprises G.P. Inc., Beckton Corp., High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Carl C. Icahn, Jonathan Christodoro and Samuel Merksamer.

99.3	Joint Press Release of Hologic, Inc. and the Icahn Group issued on December 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2013	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer